Taubman Centers, Inc. 200 East Long Lake Road Suite 300 Bloomfield Hills, Michigan 48304-2324	T 248.258.6800 www.taubman.com

CONTACT:

Barbara Baker
Taubman, Vice President, Investor Relations
248-258-7367
bbaker@taubman.com

FOR IMMEDIATE RELEASE

TAUBMAN CENTERS ANNOUNCES STRONG THIRD QUARTER RESULTS
•	Mall Tenant Sales Per Square Foot Up Significantly: 11.7%
•	Net Operating Income (NOI) Excluding Lease Cancellation Income Up: 8.6%
•	Company Redeems Series F 8.2% Preferred Equity
•	2011 FFO Guidance Updated on Strong NOI

BLOOMFIELD HILLS, Mich., October 20, 2011 -- Taubman Centers, Inc. (NYSE:  TCO) today announced its financial results for the third quarter of 2011.

	September 30, 2011 Three Months Ended	September 30, 2010 Three Months Ended	September 30, 2011 Nine Months Ended	September 30, 2010 Nine Months Ended
Net income allocable to common shareholders per diluted share (EPS)	$0.14	$0.01	$0.48	$0.26
Funds from Operations (FFO) per diluted share Growth rate	$0.63 6.8%	$0.59	$1.88 4.4%	$1.80
Adjusted Funds from Operations (Adjusted FFO) per diluted share Growth rate	$0.65 10.2%	$0.59	$1.90 5.6%	$1.80

•	All periods include the impact of continued ownership of The Pier Shops at Caesars (Atlantic City, N.J.) and Regency Square (Richmond, Va.). See Table 4 and Table 5 to this release.

•	Adjusted FFO excludes the costs of pending acquisitions.

“We’re very pleased with these results,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers.  “The fundamentals of our business are outstanding.”

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Operating Statistics Continue to Be Strong

Tenant sales per square foot continued to be strong in the quarter, up 11.7 percent, bringing the year to date increase to 13.3 percent and the company’s 12-month trailing sales per square foot to $615.  “We’ve now reported seven quarters of double digit tenant sales increases,” said Mr. Taubman.  “The momentum is continuing as we move into the important holiday season.”

Leased space for Taubman’s portfolio was 91.4 percent on September 30, 2011 up from 90.9 percent on June 30, 2011.  Ending occupancy was 88.5 percent on September 30, 2011 up from 88.2 percent on June 30, 2011.

Average rent per square foot for the three months ended September 30, 2011 was $45.28, up 3.8 percent from $43.64 in the three months ended September 30, 2010.  For the nine months ended September 30, 2011, average rent per square foot was $45.29, up 3.8 percent from $43.65 in the nine months ended September 30, 2010.

For the quarter, NOI excluding lease cancellation income was up 8.6 percent from the comparable period last year.  “Our strong sales growth is driving increases in rents and in turn, growth in our NOI,” said Mr. Taubman.  Opening rents for the 12-month period ended September 30, 2011 averaged $55.39, up 14.4 percent from opening rents for the 12-month period ended September 30, 2010.

Acquisitions to Augment Company Growth

The company recently announced acquisitions of The Mall at Green Hills (Nashville, Tenn.), The Gardens on El Paseo/El Paseo Village (Palm Desert, Calif.) and a 90 percent controlling interest in TCBL, a leading China-based retail real estate consultancy. All are expected to close during the fourth quarter of 2011.

The Mall at Green Hills and The Gardens on El Paseo/El Paseo Village are high quality assets and dominant properties in their respective marketplaces.  With low occupancy costs – averaging below 10 percent – the company expects to significantly increase NOI at these centers.  See Taubman to Acquire Davis Street Assets – October 4, 2011.

Taubman TCBL will combine the local insights and network of TCBL with Taubman’s global industry expertise and reputation.  The firm will serve as the platform through which Taubman’s future investments in mainland China will be made, accelerating investment in the Chinese market.  See Taubman to Acquire Chinese Retail Property Consultancy, TCBL – August 8, 2011.

Series F Preferred Equity Redeemed

This week the company successfully redeemed the Series F 8.2% Preferred Equity for $27 million, a $2.2 million discount from book value.  As a result, there will be an ongoing positive impact to the company’s share of earnings beginning in the fourth quarter of 2011.  This is due to the reduction in distributions, partially offset by a modest increase in interest expense on borrowings used for the redemption.

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2011 Guidance Updated on Strong NOI Performance

The company’s previously announced estimated range of 2011 FFO per diluted share was $2.88 to $2.98, excluding The Pier Shops and Regency Square. As a result of the strong fundamentals reported this quarter and positive expectations for the remainder of the year, the company is increasing this guidance and narrowing the range to $2.95 to $3.00 per diluted share.  This guidance excludes The Pier Shops and Regency Square, acquisition costs and the company’s share of earnings related to the Series F preferred equity buyback. Please refer to Table 9 – 2011 Earnings Guidance for additional detail.

The loans on both The Pier Shops and Regency Square are in default.  The company is working with the respective special servicers to transfer title to both properties as soon as possible.  The lender for The Pier Shops has provided a notice of a foreclosure sale scheduled for October 28, 2011, and the lender for Regency Square is taking steps to take ownership of the center.  However, the processes are not in the company’s control and the timing of the transfer of ownership, transfer of title, and turnover of management responsibilities for both properties remains uncertain. Assuming holding periods through the end of 2011 for both properties, the company estimates 2011 FFO per diluted share to be in the range of $2.66 to $2.71 and EPS to be in the range of $0.79 to $0.85.

Significant non-cash accounting gains will be recognized when the respective loan obligations are extinguished upon transfer of title to the properties.  Current estimates of these accounting gains based on book values as of September 30, 2011 are in excess of $120 million for The Pier Shops and $45 million for Regency Square. These gains have been excluded from guidance estimates due to the uncertainty as to the timing of the transfer of ownership.

Supplemental Investor Information Available

The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investor Relations.”  This includes the following:

•	Income Statements
•	Earnings Reconciliations
•	Changes in Funds from Operations and Earnings Per Share
•	Components of Other Income, Other Operating Expense, and Nonoperating Income
•	Recoveries Ratio Analysis
•	Balance Sheets
•	Debt Summary
•	Other Debt, Equity and Certain Balance Sheet Information
•	Construction and Pending Acquisitions
•	Capital Spending
•	Operational Statistics
•	Owned Centers
•	Major Tenants in Owned Portfolio
•	Anchors in Owned Portfolio
•	Operating Statistics Glossary
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Investor Conference Call

The company will host a conference call at 8:30 a.m. (EDT) on October 21 to discuss these results, business conditions, external growth prospects and the company’s outlook for the remainder of 2011. The conference call will be simulcast at www.taubman.com under “Investor Relations” as well as www.earnings.com and www.streetevents.com.  An online replay will follow shortly after the call and continue for approximately 90 days.

Taubman Centers is a real estate investment trust engaged in the development, leasing and management of regional and super regional shopping centers. Taubman's 26 U.S. owned, leased and/or managed properties, the most productive in the industry, serve major markets from coast to coast. Taubman Centers is headquartered in Bloomfield Hills, Michigan and its Taubman Asia subsidiary is headquartered in Hong Kong. Founded in 1950, Taubman celebrated its 60th anniversary in 2010.  For more information about Taubman, visit www.taubman.com.

References in this press release to “Taubman Centers,” “company” or “Taubman” mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities.  Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to the continuing impacts of the U.S. recession and global credit environment, other changes in general economic and real estate conditions, changes in the interest rate environment and the availability of financing, and adverse changes in the retail industry. Other risks and uncertainties are discussed in the company's filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

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TAUBMAN CENTERS, INC.
Table 1 - Summary of Results
For the Periods Ended September 30, 2011 and 2010
(in thousands of dollars, except as indicated)

	Three Months Ended		Year to Date
	2011	2010	2011	2010

Net income	21,868	8,458	66,602	43,755
Noncontrolling share of income of consolidated joint ventures	(4,327)	(1,920)	(10,497)	(5,901)
Noncontrolling share of income of TRG	(4,425)	(1,172)	(14,620)	(9,482)
TRG series F preferred distributions	(615)	(615)	(1,845)	(1,845)
Preferred stock dividends	(3,658)	(3,658)	(10,975)	(10,975)
Distributions to participating securities of TRG	(382)	(371)	(1,144)	(1,094)
Net income attributable to Taubman Centers, Inc. common shareowners	8,461	722	27,521	14,458
Net income per common share - basic	0.15	0.01	0.49	0.27
Net income per common share - diluted	0.14	0.01	0.48	0.26
Beneficial interest in EBITDA - Consolidated Businesses (1)	76,453	72,352	223,444	217,549
Beneficial interest in EBITDA - Unconsolidated Joint Ventures (1)	24,526	24,064	71,746	70,555
Funds from Operations (1)	54,126	49,155	158,081	149,029
Funds from Operations attributable to TCO (1)	37,729	33,211	109,292	100,514
Funds from Operations per common share - basic (1)	0.65	0.61	1.93	1.84
Funds from Operations per common share - diluted (1)	0.63	0.59	1.88	1.80
Adjusted Funds from Operations (1),(2)	55,807	49,155	159,762	149,029
Adjusted Funds from Operations attributable to TCO (1),(2)	38,901	33,211	110,464	100,514
Adjusted Funds from Operations per common share - basic (1),(2)	0.67	0.61	1.95	1.84
Adjusted Funds from Operations per common share - diluted (1),(2)	0.65	0.59	1.90	1.80
Weighted average number of common shares outstanding - basic	57,890,006	54,679,877	56,554,268	54,530,503
Weighted average number of common shares outstanding - diluted	59,635,557	55,764,528	58,137,149	55,600,629
Common shares outstanding at end of period	57,891,337	54,679,877
Weighted average units - Operating Partnership - basic	83,048,892	80,931,453	81,797,910	80,848,629
Weighted average units - Operating Partnership - diluted	85,665,704	82,940,386	84,252,063	82,790,017
Units outstanding at end of period - Operating Partnership	83,050,223	80,931,453
Ownership percentage of the Operating Partnership at end of period	69.7%	67.6%
Number of owned shopping centers at end of period	23	23	23	23

Operating Statistics (2):
Net Operating Income excluding lease cancellation income - growth %	8.6%		6.2%
Mall tenant sales (3)	1,197,351	1,085,195	3,494,538	3,132,262
Ending occupancy	88.5%	88.6%	88.5%	88.6%
Average occupancy	88.6%	88.4%	88.4%	88.4%
Leased space at end of period	91.4%	91.8%	91.4%	91.8%
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses (3)	14.1%	14.6%	14.2%	15.1%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures (3)	13.0%	14.1%	12.9%	14.2%
Mall tenant occupancy costs as a percentage of tenant sales - Combined (3)	13.7%	14.4%	13.8%	14.8%
Average rent per square foot - Consolidated Businesses	45.72	43.60	45.48	43.63
Average rent per square foot - Unconsolidated Joint Ventures	44.36	43.68	44.91	43.71
Average rent per square foot - Combined	45.28	43.64	45.29	43.65

Taubman Centers/6

(1)
Beneficial Interest in EBITDA represents the Operating Partnership’s share of the earnings before interest, income taxes, and depreciation and amortization of its consolidated and unconsolidated businesses. The Company believes Beneficial Interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The Company uses Net Operating Income (NOI), as an alternative measure to evaluate the operating performance of centers, both on individual and stabilized portfolio bases. The Company defines NOI as property-level operating revenues (includes rental income excluding straightline adjustments of minimum rent) less maintenance, taxes, utilities, promotion, ground rent (including straightline adjustments), and other property operating expenses. Since NOI excludes general and administrative expenses, pre-development charges, interest income and expense, depreciation and amortization, impairment charges, restructuring charges, acquisition costs, and gains from land and property dispositions, it provides a performance measure that, when compared period over period, reflects the revenues and expenses most directly associated with owning and operating rental properties, as well as the impact on their operations from trends in tenant sales, occupancy and rental rates, and operating costs. The Company also uses NOI excluding lease cancellation income as an alternative measure because this income may vary significantly from period to period, which can affect comparability and trend analysis. The Company generally provides separate projections for expected NOI growth and lease cancellation income.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains from extraordinary items and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs.

The Company primarily uses FFO in measuring performance and in formulating corporate goals and compensation. The Company may also present adjusted versions of NOI, Beneficial Interest in EBITDA, and FFO when used by management to evaluate operating performance when certain significant items have impacted results that affect comparability with prior or future periods due to the nature or amounts of these items. For the three and nine month periods ended September 30, 2011, FFO was adjusted for acquisition costs. In Tables 4, 5, 7, and 9 of this Press Release, the Company has separately presented the impacts of The Pier Shops and Regency Square, as the timing of transfer of ownership of these centers is uncertain.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use common definitions. None of these non-GAAP measures should be considered alternatives to net income as an indicator of the Company's operating performance, and they do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

(2)	Statistics exclude The Pier Shops and Regency Square.

(3)	Based on reports of sales furnished by mall tenants.

Taubman Centers/7

TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Three Months Ended September 30, 2011 and 2010
(in thousands of dollars)

	2011		2010
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)

REVENUES:
Minimum rents	87,965	38,211	84,517	38,702
Percentage rents	4,781	1,815	3,426	1,402
Expense recoveries	59,714	23,387	56,682	24,473
Management, leasing, and development services	5,083		4,359
Other	6,665	1,473	6,279	1,198
Total revenues	164,208	64,886	155,263	65,775

EXPENSES (2):
Maintenance, taxes, utilities, and promotion	48,700	16,448	49,882	18,757
Other operating	19,073	3,697	14,071	3,192
Management, leasing, and development services	2,889		2,204
General and administrative	7,709		7,168
Interest expense	36,418	15,619	38,906	16,141
Depreciation and amortization	38,415	9,281	44,500	9,808
Total expenses	153,204	45,045	156,731	47,898

Nonoperating income	114	111	191	2
	11,118	19,952	(1,277)	17,879
Income tax expense	(208)		(238)
Equity in income of Unconsolidated Joint Ventures	10,958		9,973

Net income	21,868		8,458
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(4,327)		(1,920)
TRG series F preferred distributions	(615)		(615)
Noncontrolling share of income of TRG	(4,425)		(1,172)
Distributions to participating securities of TRG	(382)		(371)
Preferred stock dividends	(3,658)		(3,658)
Net income attributable to Taubman Centers, Inc. common shareowners	8,461		722

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	85,951	44,852	82,129	43,828
EBITDA - outside partners' share	(9,498)	(20,326)	(9,777)	(19,764)
Beneficial interest in EBITDA	76,453	24,526	72,352	24,064
Beneficial interest expense	(33,651)	(8,082)	(33,550)	(8,360)
Beneficial income tax expense	(208)		(238)
Non-real estate depreciation	(639)		(840)
Preferred dividends and distributions	(4,273)		(4,273)
Fund from Operations contribution	37,682	16,444	33,451	15,704

Net straightline adjustments to rental revenue, recoveries,
and ground rent expense at TRG %	329	86	347	122

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

(2)
Promotion expenses, which were previously classified in "Other operating", are now included in "Maintenance, taxes, utilities and promotion" expense. Amounts for 2010 have been reclassified to conform to the 2011 classification.

Taubman Centers/8

TAUBMAN CENTERS, INC.
Table 3 - Income Statement
For the Nine Months Ended September 30, 2011 and 2010
(in thousands of dollars)

	2011		2010
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)

REVENUES:
Minimum rents	260,805	115,566	251,952	114,738
Percentage rents	9,733	4,108	6,561	2,871
Expense recoveries	170,789	67,583	165,937	70,289
Management, leasing, and development services	15,423		11,422
Other	18,339	3,906	24,962	4,939
Total revenues	475,089	191,163	460,834	192,837

EXPENSES (2):
Maintenance, taxes, utilities, and promotion	140,115	48,921	143,119	53,509
Other operating	54,949	11,093	44,792	10,874
Management, leasing, and development services	7,492		5,982
General and administrative	22,998		21,593
Interest expense	106,903	45,164	114,246	47,875
Depreciation and amortization	108,533	27,859	117,502	28,436
Total expenses	440,990	133,037	447,234	140,694

Nonoperating Income	926	121	1,490	3
	35,025	58,247	15,090	52,146
Income tax expense	(413)		(548)
Equity in income of Unconsolidated Joint Ventures	31,990		29,213

Net income	66,602		43,755
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(10,497)		(5,901)
TRG series F preferred distributions	(1,845)		(1,845)
Noncontrolling share of income of TRG	(14,620)		(9,482)
Distributions to participating securities of TRG	(1,144)		(1,094)
Preferred stock dividends	(10,975)		(10,975)
Net income attributable to Taubman Centers, Inc. common shareowners	27,521		14,458

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	250,461	131,270	246,838	128,457
EBITDA - outside partners' share	(27,017)	(59,524)	(29,289)	(57,902)
Beneficial interest in EBITDA	223,444	71,746	217,549	70,555
Beneficial interest expense	(98,494)	(23,406)	(98,377)	(24,810)
Beneficial income tax expense	(413)		(548)
Non-real estate depreciation	(1,976)		(2,520)
Preferred dividends and distributions	(12,820)		(12,820)
Fund from Operations contribution	109,741	48,340	103,284	45,745

Net straightline adjustments to rental revenue, recoveries,
and ground rent expense at TRG %	173	142	214	2

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

(2)
Promotion expenses, which were previously classified in "Other operating", are now included in "Maintenance, taxes, utilities and promotion" expense. Amounts for 2010 have been reclassified to conform to the 2011 classification.

Taubman Centers/9

TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations
For the Three Months Ended September 30, 2011 and 2010
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2011			2010
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit

Net income attributable to TCO common shareowners - Basic	8,461	57,890,006	0.15	722	54,679,877	0.01

Add impact of share-based compensation	91	1,745,551		15	1,084,651

Net income attributable to TCO common shareowners - Diluted	8,552	59,635,557	0.14	737	55,764,528	0.01

Add depreciation of TCO's additional basis	1,720		0.03	1,720		0.03

Net income attributable to TCO common shareowners,
excluding step-up depreciation	10,272	59,635,557	0.17	2,457	55,764,528	0.04

Add:
Noncontrolling share of income of TRG	4,425	25,158,885		1,172	26,304,596
Distributions to participating securities	382	871,262		371	871,262

Net income attributable to partnership unitholders
and participating securities	15,079	85,665,704	0.18	4,000	82,940,386	0.05

Add (less) depreciation and amortization:
Consolidated businesses at 100%	38,415		0.45	44,500		0.54
Depreciation of TCO's additional basis	(1,720)		(0.02)	(1,720)		(0.02)
Noncontrolling partners in consolidated joint ventures	(2,404)		(0.03)	(2,501)		(0.03)
Share of Unconsolidated Joint Ventures	5,486		0.06	5,731		0.07
Non-real estate depreciation	(639)		(0.01)	(840)		(0.01)

Less impact of share-based compensation	(91)		(0.00)	(15)		(0.00)

Funds from Operations	54,126	85,665,704	0.63	49,155	82,940,386	0.59

TCO's average ownership percentage of TRG	69.7%			67.6%

Funds from Operations attributable to TCO	37,729		0.63	33,211		0.59

Funds from Operations	54,126	85,665,704	0.63	49,155	82,940,386	0.59

Acquisition costs	1,681		0.02

Adjusted Funds from Operations	55,807	85,665,704	0.65	49,155	82,940,386	0.59

TCO's average ownership percentage of TRG	69.7%			67.6%

Adjusted Funds from Operations attributable to TCO	38,901		0.65	33,211		0.59

Adjusted Funds from Operations	55,807	85,665,704	0.65	49,155	82,940,386	0.59

The Pier Shops' negative FFO	4,996		0.06	3,171		0.04
Regency Square's negative FFO	1,320		0.02	392		0.00

Adjusted Funds from Operations,
excluding The Pier Shops and Regency Square	62,123	85,665,704	0.73	52,718	82,940,386	0.64

TCO's average ownership percentage of TRG	69.7%			67.6%

Adjusted Funds from Operations attributable to TCO,
excluding The Pier Shops and Regency Square	43,303		0.73	35,637		0.64

Taubman Centers/10

TAUBMAN CENTERS, INC.
Table 5 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations
For the Nine Months Ended September 30, 2011 and 2010
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2011			2010
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units (1)	/Unit

Net income attributable to TCO common shareowners - Basic	27,521	56,554,268	0.49	14,458	54,530,503	0.27

Add impact of share-based compensation	275	1,582,881		120	1,070,126

Net income attributable to TCO common shareowners - Diluted	27,796	58,137,149	0.48	14,578	55,600,629	0.26

Add depreciation of TCO's additional basis	5,160		0.09	5,159		0.09

Net income attributable to TCO common shareowners,
excluding step-up depreciation	32,956	58,137,149	0.57	19,737	55,600,629	0.35

Add:
Noncontrolling share of income of TRG	14,620	25,243,652		9,482	26,318,126
Distributions to participating securities	1,144	871,262		1,094	871,262

Net income attributable to partnership unit holders
and participating securities	48,720	84,252,063	0.58	30,313	82,790,017	0.37

Add (less) depreciation and amortization:
Consolidated businesses at 100%	108,533		1.29	117,502		1.42
Depreciation of TCO's additional basis	(5,160)		(0.06)	(5,159)		(0.06)
Noncontrolling partners in consolidated joint ventures	(8,111)		(0.10)	(7,519)		(0.09)
Share of Unconsolidated Joint Ventures	16,350		0.19	16,532		0.20
Non-real estate depreciation	(1,976)		(0.02)	(2,520)		(0.03)

Less impact of share-based compensation	(275)		(0.00)	(120)		(0.00)

Funds from Operations	158,081	84,252,063	1.88	149,029	82,790,017	1.80

TCO's average ownership percentage of TRG	69.1%			67.4%

Funds from Operations attributable to TCO	109,292		1.88	100,514		1.80

Funds from Operations	158,081	84,252,063	1.88	149,029	82,790,017	1.80

Acquisition costs	1,681		0.02

Adjusted Funds from Operations	159,762	84,252,063	1.90	149,029	82,790,017	1.80

TCO's average ownership percentage of TRG	69.1%			67.4%

Adjusted Funds from Operations attributable to TCO	110,464		1.90	100,514		1.80

Adjusted Funds from Operations	159,762	84,252,063	1.90	149,029	82,790,017	1.80

The Pier Shops FFO	13,089		0.16	8,067		0.10
Regency Square FFO	2,251		0.03	1,146		0.01

Adjusted Funds from Operations,
excluding The Pier Shops and Regency Square	175,102	84,252,063	2.08	158,242	82,790,017	1.91

TCO's average ownership percentage of TRG	69.1%			67.4%

Adjusted Funds from Operations attributable to TCO,
excluding The Pier Shops and Regency Square	121,064		2.08	106,731		1.91

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 6 - Reconciliation of Net Income to Beneficial Interest in EBITDA
For the Periods Ended September 30, 2011 and 2010
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)

	Three Months Ended		Year to Date
	2011	2010	2011	2010

Net income	21,868	8,458	66,602	43,755

Add (less) depreciation and amortization:
Consolidated businesses at 100%	38,415	44,500	108,533	117,502
Noncontrolling partners in consolidated joint ventures	(2,404)	(2,501)	(8,111)	(7,519)
Share of Unconsolidated Joint Ventures	5,486	5,731	16,350	16,532

Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	36,418	38,906	106,903	114,246
Noncontrolling partners in consolidated joint ventures	(2,767)	(5,356)	(8,409)	(15,869)
Share of Unconsolidated Joint Ventures	8,082	8,360	23,406	24,810
Income tax expense	208	238	413	548

Less noncontrolling share of income of consolidated joint ventures	(4,327)	(1,920)	(10,497)	(5,901)

Beneficial Interest in EBITDA	100,979	96,416	295,190	288,104

TCO's average ownership percentage of TRG	69.7%	67.6%	69.1%	67.4%

Beneficial Interest in EBITDA attributable to TCO	70,388	65,142	204,082	194,282

Taubman Centers/12

TAUBMAN CENTERS, INC.
Table 7 - Reconciliation of Net Income to Net Operating Income (NOI)
For the Periods Ended September 30, 2011 and 2010
(in thousands of dollars)

	Three Months Ended		Year to Date
	2011	2010	2011	2010

Net income	21,868	8,458	66,602	43,755

Add (less) depreciation and amortization:
Consolidated businesses at 100%	38,415	44,500	108,533	117,502
Noncontrolling partners in consolidated joint ventures	(2,404)	(2,501)	(8,111)	(7,519)
Share of Unconsolidated Joint Ventures	5,486	5,731	16,350	16,532

Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	36,418	38,906	106,903	114,246
Noncontrolling partners in consolidated joint ventures	(2,767)	(5,356)	(8,409)	(15,869)
Share of Unconsolidated Joint Ventures	8,082	8,360	23,406	24,810
Income tax expense	208	238	413	548

Less noncontrolling share of income of consolidated joint ventures	(4,327)	(1,920)	(10,497)	(5,901)

Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	9,498	9,777	27,017	29,289
EBITDA attributable to outside partners in Unconsolidated Joint Ventures	20,326	19,764	59,524	57,902

EBITDA at 100%	130,803	125,957	381,731	375,295

Add (less) items excluded from shopping center NOI:
General and administrative expenses	7,709	7,168	22,998	21,593
Management, leasing, and development services, net	(2,194)	(2,155)	(7,931)	(5,440)
Gain on sale of peripheral land			(519)	(1,040)
Interest income	(225)	(193)	(528)	(453)
Straight-line of rents	(836)	(1,045)	(1,379)	(1,570)
The Pier Shops' NOI	792	(607)	935	(2,879)
Regency Square's NOI	(825)	(917)	(2,844)	(2,780)
Acquisition costs	1,681		1,681
Non-center specific operating expenses and other	7,244	4,802	22,057	16,607

NOI at 100%	144,149	133,010	416,201	399,333

NOI - growth %	8.4%		4.2%

NOI at 100%	144,149	133,010	416,201	399,333

Lease cancellation income (1)	(787)	(948)	(2,987)	(10,129)

NOI at 100% excluding lease cancellation income	143,362	132,062	413,214	389,204

NOI excluding lease cancellation income - growth %	8.6%		6.2%

(1) Excludes The Pier Shops and Regency Square.

Taubman Centers/13

TAUBMAN CENTERS, INC.
Table 8 - Balance Sheets
As of September 30, 2011 and December 31, 2010
(in thousands of dollars)
	As of
Consolidated Balance Sheet of Taubman Centers, Inc. :	September 30, 2011	December 31, 2010

Assets:
Properties	3,538,734	3,528,297
Accumulated depreciation and amortization	(1,258,308)	(1,199,247)
	2,280,426	2,329,050
Investment in Unconsolidated Joint Ventures	73,906	77,122
Cash and cash equivalents	21,585	19,291
Accounts and notes receivable, net	52,580	49,906
Accounts receivable from related parties	1,241	1,414
Deferred charges and other assets	88,496	70,090
	2,518,234	2,546,873

Liabilities:
Notes payable	2,524,956	2,656,560
Accounts payable and accrued liabilities	267,811	247,895
Distributions in excess of investments in and net income of
Unconsolidated Joint Ventures	193,353	170,329
	2,986,120	3,074,784

Equity:
Taubman Centers, Inc. Shareowners' Equity:
Series B Non-Participating Convertible Preferred Stock	25	26
Series G Cumulative Redeemable Preferred Stock
Series H Cumulative Redeemable Preferred Stock
Common Stock	579	547
Additional paid-in capital	666,738	589,881
Accumulated other comprehensive income (loss)	(27,075)	(14,925)
Dividends in excess of net income	(986,124)	(939,290)
	(345,857)	(363,761)
Noncontrolling interests:
Noncontrolling interests in consolidated joint ventures	(74,651)	(100,355)
Noncontrolling interests in partnership equity of TRG	(76,595)	(93,012)
Preferred Equity of TRG	29,217	29,217
	(122,029)	(164,150)
	(467,886)	(527,911)
	2,518,234	2,546,873

Combined Balance Sheet of Unconsolidated Joint Ventures :

Assets:
Properties	1,103,915	1,092,916
Accumulated depreciation and amortization	(439,692)	(417,712)
	664,223	675,204
Cash and cash equivalents	18,688	21,339
Accounts and notes receivable	19,812	26,288
Deferred charges and other assets	20,258	18,891
	722,981	741,722

Liabilities:
Notes payable	1,141,851	1,125,618
Accounts payable and other liabilities, net	52,217	37,292
	1,194,068	1,162,910

Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(239,586)	(222,109)
Accumulated deficiency in assets - Joint Venture Partners	(213,884)	(194,438)
Accumulated other comprehensive income (loss) - TRG	(8,912)	(2,527)
Accumulated other comprehensive income (loss) - Joint Venture Partners	(8,705)	(2,114)
	(471,087)	(421,188)
	722,981	741,722

Taubman Centers/14

TAUBMAN CENTERS, INC.
Table 9 - Annual Guidance
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Guidance for 2011

	(Excluding The Pier Shops & Regency Square)		(Including The Pier Shops & Regency Square)

Adjusted Funds from Operations per common share (1)	2.95	3.00	2.70	2.75

Acquisition costs	(0.06)	(0.06)	(0.06)	(0.06)
Series F redemption	0.03	0.03	0.03	0.03

Funds from Operations per common share (1)	2.91	2.96	2.66	2.71

Real estate depreciation - TRG	(1.59)	(1.58)	(1.73)	(1.72)

Distributions on participating securities of TRG	(0.02)	(0.02)	(0.02)	(0.02)

Depreciation of TCO's additional basis in TRG	(0.12)	(0.12)	(0.12)	(0.12)

Net income attributable to common shareowners, per common share (EPS) (1)	1.17	1.23	0.79	0.85

(1)
The Pier Shops lender has scheduled a foreclosure sale for October 28, 2011 and the Regency lender is taking steps to take ownership of the center. However, the processes are not in our control and therefore, the timing of actual title transfer and turn-over of management responsibilities for these centers continues to be uncertain.

This guidance assumes the Company will own The Pier Shops and Regency Square for the full year 2011. The noncash impact of owning The Pier Shops and Regency Square (including anticipated default interest) is expected to result in an incremental FFO charge for the full year of 2011 of approximately $(0.21) per diluted share for The Pier Shops and $(0.04) per diluted share for Regency Square. Including the impact of depreciation and amortization, the impact on EPS for the two centers is expected to be a charge of $(0.38) in 2011.

Operations of these centers and interest on the loans will be included in the Company’s results until ownership of the centers has been transferred.

Significant non-cash accounting gains will be recognized when the respective loan obligations are extinguished upon transfer of title to the properties. These gains have been excluded from EPS and FFO per diluted share estimates. The gain on each center represents the difference between the book value of the debt, interest payable and other obligations extinguished over the net book value of the property and other assets transferred. For the period the Company continues to own these centers, the book basis of the investments will continue to decrease due to the impact of continued depreciation and amortization, and the book basis of the interest payables will continue to increase as interest expense on the loans continues to accrue. As a result, the Company expects its estimates of the gains to increase until the actual transfer dates of the centers. Based on book values as of September 30, 2011, the Company expects the gain on The Pier Shops to be in excess of $120 million and the gain on Regency Square to be in excess of $45 million.